                                                                    EXHIBIT 23.2


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Registration Statement of SRS Labs, Inc. pertaining to SRS Labs, Inc. 1996 Long-Term Incentive Plan on Form S-8 of our report dated May 10, 1996 (except for information pertaining to the reverse stock split and reincorporation described in Note 1 as to which the date is June 28, 1996), appearing in the Company's Prospectus dated August 8, 1996, filed with the Commission on August 12, 1996, pursuant to Rule 424(b).


/s/ Deloitte & Touche LLP

Costa Mesa, California
December 30, 1996


                                        7